UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2012

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11101 W 120th Ave, Suite 200, Broomfield, Colorado  80021
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2012, Judson Just resigned as a member of the Board of Directors (the “Board”) of Roomlinx, Inc. (the “Company”) and as chairman of the Company’s audit committee.  Mr. Just’s resignation was not due to any disagreement with the Company.

On August 20, 2012, the Board of the Company expanded the number of directors comprising the Board from three to four and appointed Carl R. Vertuca, Jr. and Erin L. Lydon to the Board.  Each of Mr. Vertuca and Ms. Lydon were appointed as members of the Company’s audit committee, with Mr. Vertuca serving as chair.  Their appointments take effect immediately; and Mr. Vertuca and Ms. Lydon will serve until the next annual meeting of stockholders of the Corporation or their earlier death, resignation or removal.

Carl R. Vertuca, Jr. previously served as the Executive Vice President of Finance, Administration and Corporate Development at the DII Group Inc. from March 1993 to April 2000.  Mr. Vertuca was instrumental in sale of the DII Group to Flextronics Holdings USA, Inc. in April 2000 for more than $4 billion.  Prior to the DII Group, Mr. Vertuca held various senior level management positions in manufacturing, engineering and finance at IBM Corporation and StorageTek Corporation.  In addition, Mr. Vertuca has served on multiple company boards and served as the chairman of the audit committee at both public and private companies.  Mr. Vertuca received his Associate of Science Degree in Mechanical Engineering, Bachelor of Science Degree in Business and a Master of Business Administration Degree from the University of Kentucky.

Erin L. Lydon is a Director at Marbles: The Brain Store, a national retailer based in Chicago.  Previously, she served as a Vice President at the JP Morgan Private Bank where she oversaw $400 million in assets.  Prior to joining JP Morgan, she was the Director of Development at Northwestern Memorial Foundation where she led fundraising initiatives for 17 community organizations comprised of 525 board members, representing Chicago's leading executives in legal, finance, medical and manufacturing professions. As the Foundation's youngest appointed director, she consulted and negotiated with hospital senior management, physicians and board leadership on philanthropic priorities and strategies.  Erin earned her Master of Business Administration Degree in Finance from the Kellogg School of Management at Northwestern University in 1999. She graduated cum laude from Bates College in 1992 with a Bachelor of Arts in English.  She has served on several non-profit committees including the Bates College Alumni Council.

There have been no related party transactions between the Company and any party with which Mr. Vertuca or Ms. Lydon has a direct or indirect material interest.

In connection with the appointment of Mr. Vertuca and Ms. Lydon, Jay Coppoletta resigned from the Company’s audit committee on August 20, 2012.

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Item 8.01.   Other Events

On August 21, 2012, Roomlinx issued a press release describing certain matters described in Item 5.02 of this Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

	Exhibit	Description of Exhibit
	99.1	Press Release issued by Roomlinx, Inc. on August 22, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2012	ROOMLINX INC.

	By:	/s/ Michael S. Wasik
Michael S. Wasik
President and Chief Executive
Officer

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